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                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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

                    [BROWNING-FERRIS INDUSTRIES, INC. LOGO]

                        BROWNING-FERRIS INDUSTRIES, INC.

                                 P.O. BOX 3151
                              HOUSTON, TEXAS 77253

                                January 26, 1999

TO OUR SHAREHOLDERS:

You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Browning-Ferris Industries, Inc. on March 3, 1999, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at 757 N. Eldridge, Houston, Texas.

Whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be recorded; a self-addressed envelope is provided. Shareholders can also take advantage of new and convenient ways by which to vote shares through the Internet or by telephone, eliminating the need to mail back the proxy card. Details are outlined on the proxy card.

             /s/ WILLIAM D. RUCKELSHAUS

            William D. Ruckelshaus
            Chairman of the Board of Directors

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock:

     Notice is hereby given that the Annual Meeting of Shareholders of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), will be held on March 3, 1999, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at 757 N. Eldridge, Houston, Texas for the following purposes:

     (1) To elect three directors of the Company, each for a three-year term;
         and

     (2) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has determined that only those persons who were holders of record of Common Stock of the Company at the close of business on January 5, 1999, the record date, will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                           By Order of the Board of Directors,

                                                  /s/ EDWARD C. NORWOOD
                                                    Edward C. Norwood
                                               Vice President and Secretary

Houston, Texas
January 26, 1999

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 3, 1999

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company" or "BFI"), in connection with a solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, March 3, 1999, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the Company's principal executive offices at 757 N. Eldridge, Houston, Texas and at any adjournment thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy are being first sent or given to shareholders on or about January 26, 1999.

     All shares represented by a properly executed proxy in the accompanying form received in time for the Meeting, and not revoked, will be voted. Unless the shareholder otherwise specifies therein, such shares will be voted by the persons named as proxy holders:

          FOR the election as directors of the Company of those three nominees for director for three-year terms, as listed under the caption "Election of Directors" herein.

     The persons named as proxies on the accompanying form of proxy, William D. Ruckelshaus, Chairman of the Board of Directors of the Company, and Edward C. Norwood, Vice President and Secretary of the Company, were selected by the Directors and Corporate Governance Committee of the Board of Directors of the Company.

     The accompanying form of proxy is for use at the Meeting if a shareholder is unable to attend or does not desire to vote in person. A shareholder who executes a proxy may revoke it at any time before the proxy is exercised by giving written notice to the Secretary of the Company, by delivering a later dated proxy, or by voting in person at the Meeting.

RECORD DATE AND VOTING AT THE MEETING

     The holders of record on January 5, 1999, the record date, of Common Stock, $.16 2/3 par value (the "Common Stock"), of the Company will be entitled to one vote per share on each matter submitted for shareholder approval. At the close of business on the record date, there were outstanding 159,761,122 shares of Common Stock. No other voting securities of the Company were outstanding at the close of business on the record date. The holders of a majority of the total shares issued and outstanding, whether present or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting is required for (a) the election of directors and (b) approval of such other matters as may properly come before the Meeting or any adjournment thereof. A shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director.

ANNUAL REPORT

     The Company's Annual Report to Shareholders for the fiscal year ended September 30, 1998 has been or is being furnished to all shareholders entitled to vote at the Meeting. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of January 20, 1999, the amount of the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table, and all directors, nominees for director and executive officers as a group:

                                                    SHARES BENEFICIALLY OWNED
                                          ----------------------------------------------
                                          SOLE VOTING AND      OPTIONS          OTHER         PERCENT
                                            INVESTMENT       EXERCISABLE      BENEFICIAL        OF
NAME                                         POWER(1)       WITHIN 60 DAYS    OWNERSHIP        CLASS
----                                      ---------------   --------------    ----------      -------
William D. Ruckelshaus...................      97,350           66,250          2,472(2)          *
Bruce E. Ranck...........................     110,318          770,900          6,195(2)          *
J. Gregory Muldoon.......................      23,900          172,500          3,977(2)          *
Norman A. Myers..........................     250,034          356,250          4,683(2)          *
Jeffrey E. Curtiss.......................      47,835          139,125(3)       3,764(2)(4)       *
Rufus Wallingford........................      14,959           78,625          6,023(2)          *
John W. Alden............................         -0-              -0-            -0-             *
Gregory D. Brenneman.....................         624            3,125            -0-             *
William T. Butler........................       4,127           38,750            -0-             *
Gerald Grinstein.........................       1,739           38,750          1,000(5)          *
Robert J. Herbold........................         -0-              -0-            -0-             *
Harry J. Phillips, Sr....................     367,943(6)       402,100          7,419(2)(7)       *
Joseph L. Roberts, Jr....................       1,627           38,750            -0-             *
Marc J. Shapiro..........................       4,627           11,250            -0-             *
Robert M. Teeter.........................       3,627(8)        38,750(8)         -0-             *
Marina v.N. Whitman......................       3,627           38,750            -0-             *
All Executive Officers, Nominees for
  Director and Directors as a Group (20
  persons)...............................     972,670        2,558,950         44,652           2.1%

---------------

 *  Less than one percent

(1) Includes restricted shares of the Company's Common Stock. The holder has sole voting power and no investment power until such restricted shares vest. After vesting, the holder has sole investment and voting powers.

(2) Represents shares allocated to the employee through participation in the Company's Employee Stock Ownership and Savings Plan, according to the latest statement for said plan. Such shares can be voted by each employee, and each employee has investment authority over the shares held in the employee's account in such plan, except for shares acquired with Company matching contributions. In the case of a tender offer, the trustee shall tender or not tender shares as directed by each participant.

(3) Excludes options to purchase 15,000 shares of Common Stock which were transferred by Mr. Curtiss to family trusts for which he is not trustee and disclaims beneficial ownership therein.

(4) Includes 2,000 shares held by spouse in which Mr. Curtiss claims an indirect ownership.

(5) Shares held jointly with spouse.

(6) Includes 292,334 shares held by a limited partnership of which Mr. Phillips is sole general partner.

(7) Includes 877 shares held by spouse in which Mr. Phillips claims an indirect ownership.

(8) All shares held in a trust of which Mr. Teeter serves as the trustee, except for 330 restricted shares which are owned directly by Mr. Teeter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning each person known by the Company to own beneficially more than five percent of the outstanding voting shares of the Company's Common Stock:

                                                                 SHARES
                          NAME OF                             BENEFICIALLY    PERCENT OF
                      BENEFICIAL OWNER                           OWNED          CLASS
                      ----------------                        ------------    ----------
Fidelity Management and Research Corporation................   11,328,455(1)      7%
  87 Devonshire Street
  Boston, Massachusetts 02109-3605
Capital Research and Management Company.....................   16,132,500(2)     10%
  333 South Hope Street
  Los Angeles, California 90071-1447

---------------

(1) Information is based on a Form 13F-E for September 30, 1998.

(2) Information is based on a Form 13-F for September 30, 1998.

                             ELECTION OF DIRECTORS

NOMINEES

     Three directors are to be elected at the Meeting. In accordance with the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each of which serves for a three-year term. Gerald Grinstein, Bruce E. Ranck and William D. Ruckelshaus are being nominated to serve until the Company's 2002 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Each of the nominees currently serves as a director of the Company.

     Unless otherwise instructed, the persons named as proxies in the enclosed form of proxy will vote in favor of the three nominees named above. Although the Board of Directors does not contemplate that any of the nominees will become unable to serve, if such a situation should occur before the Meeting, it is expected either (a) that the persons named in the proxy will vote for another nominee designated by the Board of Directors, or (b) that the authorized number of directors will be reduced accordingly.

     The following table contains certain information as of January 20, 1999, with respect to the nominees and the directors who are currently serving terms expiring in 1999, 2000 or 2001:

                                                                                       EXPIRATION
                                                                                           OF
                                      POSITIONS AND OFFICES      SERVED AS A            PRESENT
               NAME                     WITH THE COMPANY        DIRECTOR SINCE   AGE      TERM
               ----                 -------------------------   --------------   ---   ----------
*William D. Ruckelshaus...........  Chairman of the Board and       1987         66       1999
                                    Director(1)
*Bruce E. Ranck...................  President, Chief                1990         50       1999
                                    Executive
                                    Officer and Director(1)
John W. Alden.....................  Director(3)(8)                  1998         57       2001
Gregory D. Brenneman..............  Director(2)(4)(6)               1997         37       2000
William T. Butler.................  Director(1)(3)                  1990         66       2001
*Gerald Grinstein.................  Director(3)(5)(6)               1990         66       1999
Robert J. Herbold.................  Director(4)(8)                  1998         56       2001
Harry J. Phillips, Sr.............  Director(1)                     1970         68       2000
Joseph L. Roberts, Jr.............  Director(2)                     1991         63       2001
Marc J. Shapiro...................  Director(4)(5)(7)               1994         51       2000
Robert M. Teeter..................  Director(2)(5)(6)(8)            1989         59       2000
Marina v.N. Whitman...............  Director(3)(4)                  1992         63       2001

---------------

(1) Member of the Executive Committee

(2) Member of the Corporate Responsibility Committee

(3) Member of the Compensation Committee

(4) Member of the Audit Committee

(5) Member of the Directors and Corporate Governance Committee

(6) Member of the Strategic Industry Development Committee

(7) Advisory Member of the Strategic Industry Development Committee

(8) Member of the Marketing Committee

 * Indicates nominees for director for a three-year term expiring in 2002 and until their respective successors have been duly elected and qualified.

BACKGROUND OF NOMINEES FOR DIRECTOR AND OTHER DIRECTORS

     Mr. Ruckelshaus was elected a director in June 1987 and Chairman of the Board and Chief Executive Officer in September 1988. He stepped down as the Company's Chief Executive Officer in October 1995, but remains as Chairman of the Board. Mr. Ruckelshaus also serves as a director of Cummins Engine Company, Monsanto Company, Nordstrom, Inc., Weyerhaeuser Company, Solutia Inc., Coinstar, Inc. and Gargoyles Inc.

     Mr. Ranck was elected President and Chief Executive Officer in October 1995, having served as President and Chief Operating Officer of the Company since November 1991 and as Executive Vice President (Solid Waste
Operations -- North America) from October 1989 until November 1991. Prior to that time, he served as a Regional Vice President in one of the Company's former regions. He also serves as a director of Furon Company.

     Mr. Alden serves as Vice Chairman of United Parcel Service (UPS), a position he has held since November 1996. He previously held the office of Senior Vice President of Business Development, a position he held from 1986. He has served as a director of UPS since 1988. He joined UPS in 1965 and spent the majority of his career in customer service and sales positions prior to being named National Customer Development Manager in 1978. He is a director of Unistar Air Cargo, the joint venture between UPS and Yamoto Transport of Japan to market cargo services for the U.S. -- Japan trading lane.

     Mr. Brenneman is currently President and Chief Operating Officer of Continental Airlines, Inc., a position he has held since April 1995. He also serves as a director of Continental Airlines, Inc. and as Vice Chairman of Continental Micronesia and Continental Express. Mr. Brenneman also serves as a director of J. Crew Group, Inc. Prior to his joining Continental Airlines, he was a partner in Bain & Company, Inc., a consulting firm, where he specialized in corporate turnarounds.

     Dr. Butler serves as Chancellor of Baylor College of Medicine in Houston, Texas, where he previously served as President and Chief Executive Officer from 1979 until January 1996. He is also the past Chairman of the Association of American Medical Colleges. Dr. Butler also serves as a director of C.R. Bard, Inc. and Chairman of the Board of Lyondell Chemical Company.

     Mr. Grinstein currently serves as Chairman of the Board of Delta Air Lines. He also serves as a director of Sundstrand Corporation, Imperial Holly Corporation, PACCAR Inc., Vans, Inc. and The Pittston Company. Mr. Grinstein served as Chairman, Chief Executive Officer, President and a director of Burlington Northern Santa Fe Corporation and Burlington Northern Railroad Company from 1989 until his retirement in December 1995.

     Mr. Herbold has served as Executive Vice President and Chief Operating Officer of Microsoft Corporation since November 1994 and serves on its Executive Committee. Prior to joining Microsoft, he served as Senior Vice President, Advertising and Information Services, at The Procter & Gamble Company.

     Mr. Phillips served as Chairman of the Board and Chief Executive Officer of the Company from September 1980 until September 1988, when he was elected Chairman of the Executive Committee. Mr. Phillips is a director of RFS Hotel Investors, Inc., Buckeye Technologies, Inc., Buckman Laboratories, Morgan Keegan Inc. and the National Commerce Bancorporation, Memphis, Tennessee.

     Dr. Roberts is Senior Pastor of the Ebenezer Baptist Church in Atlanta, Georgia. He also serves as a member of various civic organizations.

     Mr. Shapiro currently serves as Vice Chairman, Finance and Risk Management of The Chase Manhattan Bank. Before assuming his current role in September 1997, he was Chairman, President and Chief Executive Officer of Texas Commerce Bank National Association, a subsidiary of The Chase Manhattan Corporation. He also serves as a director of Weingarten Realty Investors, Santa Fe Energy Resources, Inc. and Burlington Northern Santa Fe Corporation.

     Mr. Teeter has served as President of Coldwater Corporation, a strategic planning and public affairs consulting firm since 1988. He is also a director of United Parcel Service, Bank of Ann Arbor, Durakon Industries, Inc. and Optical Imaging Systems.

     Dr. Whitman has served as Professor of Business Administration and Public Policy at the University of Michigan since 1992. Previously, she spent thirteen years at General Motors Corporation, six years as Vice President and Chief Economist and seven years as Vice President and Group Executive, Public Affairs Staffs. She currently serves as a director of The Procter & Gamble Company, The Chase Manhattan Corporation, Alcoa Corporation and Unocal Corporation.

COMMITTEES

     The members of the Company's Executive, Audit, Compensation, Corporate Responsibility, Directors and Corporate Governance, Marketing and Strategic Industry Development Committees are reflected in the preceding table.

     The Executive Committee may exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as delegated by the By-laws of the Company or the Board of Directors to another standing or special committee, or as reserved by the Board of Directors, but the Executive Committee does not have the power to elect or remove officers, approve a merger of the Company, recommend a sale of substantially all the Company's assets, recommend a dissolution of the Company, amend the Company's By-laws or Restated Certificate of Incorporation, declare dividends on the Company's outstanding securities, or, except as expressly authorized by the Board of Directors, issue any of the Company's Common Stock or Preferred Stock.

     The Audit Committee recommends to the Board of Directors the selection of the Company's independent accountants; confers with the Company's independent accountants regarding the scope and adequacy of annual audits; reviews reports from the independent accountants; and meets with the independent accountants and with the Company's internal auditors and financial personnel to review the adequacy of the Company's accounting principles, financial controls and policies.

     The Compensation Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to the payment of direct salaries and incentive compensation to directors and officers; loans to or guarantees of obligations of such persons and some employee loans; the administration of the stock incentive plans of the Company; and oversees the administration and results of operations of the Company's retirement and other benefit plans.

     The Corporate Responsibility Committee's responsibilities include the surveying, monitoring and guiding of the Company's role in the fulfillment of its social responsibilities toward its shareholders, employees and the general public in the conduct of its normal business activities.

     The Directors and Corporate Governance Committee is empowered to recommend to the Board of Directors nominees for election as directors and persons to fill director vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board of Directors concerning the responsibilities and composition of the Board of Directors and its committees; select the members of the proxy committee charged with voting solicited proxies at shareholder meetings; and review proxy comments received from shareholders relating to the Board of Directors. In addition, the Directors and Corporate Governance Committee will consider shareholders' suggestions of nominees for director that are submitted in writing to the Committee, at the address of the Company's principal executive offices, not less than 90 days in advance of the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders.

     The Marketing Committee was formed in September 1998 and the Committee's responsibilities include surveying, monitoring and guiding the internal and external growth opportunities and strategies to be pursued by the Company.

     The Strategic Industry Development Committee was also formed in September 1998 and the Committee's responsibilities include evaluating, monitoring and guiding the Company in relation to significant issues affecting the Company and to assist the Company in the development of strategic responses thereto.

     During the last fiscal year, the Executive Committee held one meeting; the Audit Committee held five meetings; the Compensation Committee held four meetings; the Corporate Responsibility Committee held one meeting; the Directors and Corporate Governance Committee held five meetings; and the Board of Directors held ten meetings. No incumbent director attended fewer than 75 percent of the aggregate number of board meetings and meetings of committees on which he or she served.

DIRECTOR COMPENSATION

     In fiscal 1998, non-employee members of the Board of Directors were paid an annual retainer fee of $30,000, $20,000 of which was paid in cash and $10,000 of which was paid in shares of the Company's Common Stock. In addition, non-employee directors may be compensated in varying annual amounts for participation on committees. Employee-directors of the Company do not receive any additional compensation from the Company for their service as directors. Members of the Audit Committee receive $8,000 (Chairman receives $12,000); Compensation Committee members receive $6,000 (Chairman receives $9,000); the non-employee director member of the Executive Committee receives $10,000 (Chairman is an employee-director); and the Corporate Responsibility Committee, the Directors and Corporate Governance Committee, the Marketing Committee and the Strategic Industry Development Committee members receive $4,000 (Chairman of each committee receives $6,000). An advisory member of the Strategic Industry Development Committee also receives $4,000. In addition, non-employee directors are paid attendance fees of $1,000 for each meeting of the Board of Directors and $500 for each committee meeting.

     Under the Company's Non-Employee Director Stock Plan, each non-employee director is granted a non-qualified option to purchase 5,000 shares of the Company's Common Stock upon his or her initial election or appointment to the Board of Directors. Thereafter, each non-employee director receives an annual option grant for the purchase of 2,500 shares of the Company's Common Stock.

     The Company also has a Deferred Compensation Plan for its directors. Participating directors may elect to defer all or a portion of their director fees that are paid in cash in (i) an unfunded interest bearing account, (ii) a BFI phantom stock account that earns dividend equivalents or (iii) other investment options as offered in the Company's Employee Stock Ownership and Savings Plan. A director may elect to receive cash distributions from his or her account either prior to or following termination of service.

     As part of its corporate charitable giving program, the Company makes cash contributions directly to various charitable organizations, including organizations with which certain directors are affiliated. The Company does not consider these contributions to be compensation to the directors who are affiliated with such organizations. The Company's charitable giving program does not include any "director legacy" donations.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Compensation Committee (the "Committee") is pleased to present its annual report on executive compensation. This Committee report describes the components of the Company's executive officer compensation program and explains the basis on which fiscal year 1998 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables included in this Proxy Statement.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

     The Committee's overriding philosophy is to establish executive compensation policies that are linked to the Company's mission and the sustained creation of shareholder value. The Committee is responsible for approving the design of, assessing the effectiveness of, and administering executive compensation programs that support achievement of the Company's strategic business objectives and core values. To ensure objectivity in the fulfillment of its responsibilities, the Committee is composed entirely of independent, non-employee directors who meet on a regular basis during the fiscal year.

     The following objectives continue to serve as the guiding principles for all compensation decisions:

     - Align variable compensation opportunities with shareholder interests, such that the executive compensation program is highly sensitive to Company performance, defined in terms of shareholder value creation;

     - Focus management on achieving financial and operating objectives that have been demonstrated to be primary, sustainable drivers of shareholder value over the long-term;

     - Provide a competitive total compensation opportunity, commensurate with performance, that enables the Company to attract and retain key executives; and

     - Integrate all corporate and field pay programs with the Company's annual and long-term business objectives, thereby encouraging teamwork in implementing an organization driven towards customer service and satisfaction.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

COMPENSATION PROGRAM COMPONENTS

     The Committee regularly reviews the Company's compensation program to ensure that salary levels and incentive opportunities are both strategically motivating and competitive. This process entails an annual assessment of both the total compensation levels and the individual pay components. In determining competitive compensation, the Committee obtains information on a large number of companies through published national executive compensation surveys and comparative analyses of compensation data compiled from proxy statements. The Committee focuses its analysis primarily on organizations with comparable revenues, asset size, number of employees and service industry classifications. The universe of companies used for competitive compensation comparisons is broader than those companies which comprise the published industry index in the Performance Graph included in this Proxy Statement, since the Company's competitors for management talent extend beyond the Company's direct competitors.

     BASE SALARY -- It is the objective of the Committee to establish base salary levels for the Company's executive officers that are generally comparable to similar executive positions in companies of similar size and complexity as the Company. Actual officer salaries are approved by the Committee and are based on a combination of factors, including the performance of the executive, his or her salary relative to the competitive market, the salary increase budget for the Company, and the recommendation of the Chief Executive Officer. Additional considerations may include the background, experience, and scope of accountability of the executive. All named executive officers have entered into employment agreements with the Company (see "Employment and Severance Agreements"). Under these agreements, the Committee has the sole discretion for determining any increase in base salary; however, base salaries may not be decreased.

     ANNUAL INCENTIVE COMPENSATION -- The objective of the Management Incentive Plan is to deliver competitive levels of compensation for the attainment of annual financial objectives and operating results that the Committee believes are primary drivers of stock price performance over time. Target awards for the Company's executive officers under the plan represent the 50th percentile of the competitive market for executive positions at companies of similar size and complexity. Actual awards are determined based primarily on the Company's and executive's performance during the fiscal year, with the maximum award available being two times the target incentive for executive officers. As for the prior year, the Company's officers awards for fiscal 1998 were based primarily on attainment of certain operating cash flow, return on gross assets and customer satisfaction goals.

     To attain the financial objectives for fiscal 1998, the Company was required to improve its return on gross assets and generate increased cash flow, which together were weighted 75% for each of the named executive officers. Customer satisfaction required that the Company deliver consistent and integrated service of the highest quality through the teamwork and cooperation of a customer-driven organization, and was weighted 25% for each of the named executive officers. In addition, all other executive officers were responsible for achieving team and individual performance objectives that demonstrated commitment to Company values and encouraged individual accountability. To ensure alignment of the plan with shareholder interests, above-target incentive awards could only be earned if superior financial results in excess of plan goals were achieved.

     During fiscal 1998, the Company remained focused on internal growth with success measured by cash flow and return on gross assets. The measurement for the return on gross assets represented the quotient of operating cash flow divided by average gross assets. During fiscal 1998, the Company improved its earnings per share and returns significantly by divesting of underperforming operations, reducing costs and repurchasing shares. Although significant progress was made in fiscal 1998, the Company did not reach its milestones. For fiscal 1998, the financial results achieved by the Company in connection with operating cash flow and return on gross assets targets made eligible an attainment level of 65% for incentive awards as prescribed by the Management Incentive Plan; however, it was determined by the Committee that the attainment level should be reduced to 50% based upon the Company's overall performance for the year.

     For fiscal 1999, the Company has established both challenging and achievable milestones. The Company's focus in fiscal 1999 will be to accelerate the rate of growth and the cost reduction program. The Company's milestones for fiscal 1999, which consist of targets for continued improvement to (i) revenue growth, (ii) operating margins, (iii) return on gross assets and (iv) SG&A costs as a percent of revenue, should continue to align the Company's performance objectives with the interests of its shareholders. In addition, incentive compensation under the Management Incentive Plan will continue to link employees to common goals and reward them only as shareholders and customers benefit from improved performance by the Company.

     For fiscal 1999, the Management Incentive Plan is evolving to meet the Company's changing needs. These revisions to the Management Incentive Plan include (i) an emphasis on earnings growth; (ii) improvement in the goal-setting methodology and thereby the motivational impact of the plan; and (iii) focusing the management component of the plan to implement actions that further the development, communication and facilitation of the Company's goals.

     To encourage executives to hold a significant ownership stake in the Company, executives can elect to receive payment of up to 100% of their annual incentive award in restricted Common Stock, with a premium of 25% additional shares, under the Company's Convertible Annual Incentive Award Plan. Stock granted for this purpose is restricted for a two-year period during which the shares are forfeitable and the executive cannot sell, transfer, pledge or assign ownership.

     STOCK INCENTIVE PLAN -- The Committee strongly believes that by providing those persons who have substantial responsibility for the management and profitable growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of the Company's shareholders and executives will be closely aligned. During 1998, executives were eligible to receive stock options giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. Options granted in fiscal 1998 have a term of ten years, become exercisable, subject to certain exceptions, in annual increments of 25% beginning one year after the date of grant, and have an option price equal to 100% of the fair market value of the Company's Common Stock on the date of grant. No stock options granted under the current plans have been repriced, nor will the Committee consider option repricing in the future.

     In determining stock option grants, the Committee establishes a competitive range (with the midpoint of the competitive range approximating the 50th percentile of the survey data) of annualized long-term award values based on each executive's salary level, position, and compensation mix. The annualized award range is then converted to actual numbers of stock options with the value of stock options estimated using the Black-Scholes option valuation model. The actual number of options granted is based upon each executive's contribution and performance. Additionally, from time to time, special circumstances (i.e., significant changes in position or responsibilities, etc.) may be considered in making an option award, and there have been instances, in prior year grants, of exceptions to the normal range where the Committee deemed it appropriate.

     LONG-TERM INCENTIVE PLAN -- During fiscal year 1997, the Committee approved the reallocation of approximately two-thirds of the executive officers' and certain key executives' stock option participation over a four-year period into an upfront grant of performance shares that vest and are convertible into shares of the Company's Common Stock only when both of the following critical performance measures are met:

     - Significant improvement in operating cash flow after subtracting a charge for the Company's cost of capital, which requires that the Company earns an average annual return on gross assets over the five-year period beginning October 1, 1996 that meets pre-established cumulative dollar amounts exceeding 13%; and

     - Appreciation in the value of the Company's Common Stock over the same five-year period.

     The Long-Term Incentive Plan established provisions for partial vesting of performance shares as performance measures are attained, while full vesting in the performance shares occurs only when (i) the fair market value of the Company's Common Stock reaches $50 per share and (ii) the Company achieves substantially improved cash flow. No performance shares have vested under the Long-Term Incentive Plan since the Company has not attained the performance goals as prescribed under said plan.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     To further align the interests of executives with the Company's shareholders in terms of both risk and reward, the Committee established stock ownership guidelines that are designed to encourage the accumulation and retention of a significant portion of the Company's Common Stock by its executive officers. The guidelines suggest that by the end of calendar year 2000, each executive officer hold a minimum of three times base salary in the Company's Common Stock. The Committee increased the stock ownership guidelines for Bruce E. Ranck, President and Chief Executive Officer, from four to five times base salary for his holdings of shares of the Company's Common Stock, and also for J. Gregory Muldoon, Executive Vice President and Chief Operating Officer, increasing his level from three to four times his base salary.

     Eligible shares include stock held as a shareholder of record, in brokerage accounts, restricted shares granted under the Convertible Incentive Award Plan, stock acquired through the Company's Stock Ownership and Savings [401(k)] Plan, and any deferred compensation in the form of phantom share units. A variety of mechanisms have been developed to provide opportunities for executives to increase stock ownership over an extended time.

DISCUSSION OF 1998 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The Company's Guidelines on Corporate Governance Issues require an annual evaluation of the Chief Executive Officer's ("CEO") performance. As part of this process, the Committee is responsible for conducting an independent assessment of the CEO's performance which includes soliciting feedback from the Company's directors. Directors are requested to complete a written evaluation of the CEO's performance based on a formal position description for the job of CEO, which outlines responsibilities and key business objectives in each of the following areas:

     - Leadership

     - Strategic Planning

     - Financial Goals and Systems

     - Financial Results

     - Succession Planning

     - Human Resources

     - Communications with Shareholders

     - External and Board Relations

     In considering the compensation for the CEO for fiscal year 1998, the Committee reviewed Mr. Ranck's existing compensation arrangements and both Company and individual performance. The Committee has made the following determinations regarding Mr. Ranck's fiscal year 1998 compensation:

     - In September 1997, the Committee had established Mr. Ranck's salary at $800,000. Since that date, there has been no change in his base salary.

     - A stock option grant of 100,000 shares (at an option price equal to fair market value on the date of grant) was made in December 1997.

     - Although Mr. Ranck was eligible to receive a cash bonus award for fiscal 1998 as prescribed under the Management Incentive Plan, he declined to accept his incentive compensation. However, the Committee approved to issue Mr. Ranck 6,588 restricted shares that were equal to the amount of restricted shares he would have received if he had not waived receipt of the incentive compensation award (at the beginning of fiscal 1998, Mr. Ranck had elected to receive 50% of any incentive compensation award in restricted shares, which included an additional 25% share premium.) The Committee believes that this will allow Mr. Ranck to continue his efforts to reach the ownership attainment level as prescribed by the Company's Stock Ownership Guidelines. In September 1998, the Committee increased the stock ownership guidelines for Mr. Ranck from four to five times base salary for his holdings of shares of the Company's Common Stock.

     The Committee will continue to use the results of the CEO evaluation process as part of its deliberations when considering future adjustments to Mr. Ranck's compensation.

     CONCLUSION -- After completing its assessment of all compensation elements, the Committee believes that the total compensation opportunity offered to executives of the Company is appropriately competitive with the compensation programs provided by other comparable corporations. The Committee also believes that the Company's incentive plans will continue to encourage and reward participants to perform consistent with the returns that are generated on behalf of the Company's shareholders. The Committee will continue to monitor the effectiveness of the Company's total compensation program to ensure that it supports the strategic human resource needs and integrity of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                           Gerald Grinstein, Chairman
                                 John W. Alden
                               William T. Butler
                              Marina v.N. Whitman

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the Dow Jones Pollution Control/Waste Management Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at September 30, 1993 and that all dividends were reinvested:

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

                                                                                              DOW JONES
                                                                                              POLLUTION
                                                                                            CONTROL/WASTE
  MEASUREMENT PERIOD                                                          S&P 500          MANAGEMENT
(FISCAL YEAR COVERED)                                         BFI              INDEX             INDEX
1993                                                           100               100               100
1994                                                           141               104               104
1995                                                           138               135               106
1996                                                           116               162               112
1997                                                           181               227               137
1998                                                           147               248               138

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to the compensation of the Chief Executive Officer and each of the Company's four other most highly compensated executive officers for the fiscal year ended September 30, 1998 (collectively, the "named executive officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                             ANNUAL COMPENSATION                                     COMPENSATION
----------------------------------------------------------------------------------------------------------------------------
              (A)                (B)      (C)        (D)            (E)            (F)          (G)             (I)
                                                                                             SECURITIES
                                                                                             UNDERLYING
                                                                                RESTRICTED     STOCK
                                                               OTHER ANNUAL       STOCK       OPTIONS        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR    SALARY    BONUS(1)   COMPENSATION(2)   AWARDS(3)     (SHARES)    COMPENSATION(4)
  ---------------------------    ----   --------   --------   ---------------   ----------   ----------   ---------------
 Bruce E. Ranck                  1998   $800,000        -0-          -0-         $194,300     100,000         $4,000
   President and                 1997    600,000    126,700          -0-          158,400      38,000          4,000
   Chief Executive Officer       1996    600,000        -0-          -0-              -0-     250,000          3,750

 J. Gregory Muldoon              1998    534,000    181,700          -0-              -0-      31,000          4,000
   Executive Vice President      1997    437,000    128,600          -0-           53,500      18,500          4,000
   and Chief Operating           1996    365,800        -0-          -0-              -0-     176,000          3,750
   Officer

 Norman A. Myers                 1998    534,000    129,800          -0-              -0-      16,500          3,152
   Executive Vice President and  1997    508,000    126,500          -0-           52,600      15,500          2,992
   Chief Development Officer     1996    508,000        -0-          -0-              -0-      52,500          2,992

 Jeffrey E. Curtiss              1998    383,000     93,100          -0-              -0-      12,000          3,232
   Senior Vice President         1997    364,000        -0-          -0-          137,200      11,000          3,070
   and Chief Financial Officer   1996    364,000        -0-          -0-              -0-      27,500          3,070

 Rufus Wallingford               1998    383,000     46,600          -0-           58,100      12,000          4,000
   Senior Vice President and     1997    364,000     54,900          -0-           68,500      11,000          4,000
   General Counsel               1996    364,000        -0-          -0-              -0-      27,500          3,750
----------------------------------------------------------------------------------------------------------------------------

---------------

(1) At the beginning of fiscal 1998, Mr. Ranck elected to receive 50% of any incentive compensation award in restricted shares, which included an additional 25% share premium. Mr. Ranck subsequently declined to accept his incentive compensation award for fiscal 1998. However, he was granted 6,588 restricted shares by the Compensation Committee which was equal to the amount of restricted shares he would have received if he had not waived receipt of the incentive compensation award. The bonus amount (i) includes for Mr. Muldoon 25% of the cash award that he elected to defer and (ii) excludes for Mr. Wallingford 50% of his incentive compensation award that he elected to receive in restricted shares (see note (3) below for details regarding the terms of the restricted shares).

(2) The named executive officers did not receive any perquisites or other personal benefits in which the aggregate amount of such compensation exceeded $50,000 or 10% of the total of his annual salary and bonus.

(3) On December 1, 1998, Mr. Wallingford was granted 1,969 restricted shares of the Company's Common Stock based upon the percentage elected by him under the Company's Convertible

    Annual Incentive Award Plan for fiscal 1998, which included an additional 25% stock premium. The restricted shares issued to Messrs. Ranck (see note
    (1) above) and Wallingford are restricted for a two-year period, during which time the officer cannot sell, transfer, pledge or assign them, but as the registered holders of these shares, the officer can vote the shares and receive any dividends. At the end of the two-year restricted period, taxable income will be recognized in an amount to equal fair market value of the shares on that date. The value of the restricted shares issued is based on the fair market value of the Company's Common Stock which is the closing price of the stock the trading day preceding date of grant. The number and value, respectively, of the aggregate restricted share holdings as of September 30, 1998 for each named executive officer were as follows: Ranck:
    4,370 shares, $132,200; Muldoon: 1,475 shares, $44,600; Myers: 1,450 shares,
    $43,900; Curtiss: 3,785 shares, $114,500; and Wallingford: 1,890 shares, $57,200.

(4) Consists of the amount of the Company's match for each named executive officer under the BFI Employee Stock Ownership and Savings Plan.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth certain information concerning stock options granted to the named executive officers in the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        GRANT DATE
                                 INDIVIDUAL GRANTS                                         VALUE
-----------------------------------------------------------------------------------    -------------
            (A)                   (B)           (C)            (D)          (E)             (F)
                               NUMBER OF     PERCENTAGE                                 GRANT DATE
                              SECURITIES      OF TOTAL                                    PRESENT
                              UNDERLYING      OPTIONS                                   VALUE BASED
                                OPTIONS      GRANTED TO     EXERCISE                        ON
                                GRANTED     EMPLOYEES IN      PRICE      EXPIRATION    BLACK-SCHOLES
            NAME              (SHARES)(1)   FISCAL YEAR    (PER SHARE)      DATE         MODEL(2)
            ----              -----------   ------------   -----------   ----------    -------------
Bruce E. Ranck..............    100,000         5.1%         $36.25      12/01/2007      $981,000
J. Gregory Muldoon..........     31,000         1.6%          36.25      12/01/2007       304,100
Norman A. Myers.............     16,500         0.8%          36.25      12/01/2007       161,900
Jeffrey E. Curtiss..........     12,000         0.6%          36.25      12/01/2007       117,700
Rufus Wallingford...........     12,000         0.6%          36.25      12/01/2007       117,700

---------------

(1) All options were granted on December 2, 1997 and were granted under the Company's 1993 Stock Incentive Plan, of which 2,700 shares were allocated as incentive stock options. 25% of the above options become exercisable one year after the date of grant and, subject to certain acceleration provisions, 25% will become exercisable each year thereafter on a cumulative basis.

(2) Based upon the Black-Scholes option valuation model, which estimates the present dollar value of BFI Common Stock to be $9.81 per option share, as adjusted for vesting schedule. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The assumptions underlying the Black-Scholes model include (a) an expected volatility of 21.02% based on the prior two years of quarter-end closing stock prices of BFI Common Stock, (b) a risk-free rate of return of 5.86%, which approximates the 10-year Treasury bond rate, (c) BFI Common Stock dividend yield of 1.88%, and (d) a six-year period from time of grant until exercise.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at September 30, 1998 for each of the named executive officers:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                      AND SEPTEMBER 30, 1998 OPTION VALUES

           (A)                 (B)         (C)                  (D)                           (E)
                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED
                                                            OPTIONS AT               VALUE OF UNEXERCISED
                                                        SEPTEMBER 30, 1998          IN-THE-MONEY OPTIONS AT
                             SHARES                          (SHARES)                SEPTEMBER 30, 1998(1)
                           ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME              EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             -----------   --------   -----------   -------------   -----------   -------------
Bruce E. Ranck...........       -0-      $    -0-     660,150        267,250      $3,630,600      $137,800
J. Gregory Muldoon.......    61,000       711,900     147,625        138,875          86,700        65,500
Norman A. Myers..........       -0-           -0-     352,625         66,875       1,377,400        71,700
Jeffrey E. Curtiss.......       -0-           -0-     125,250         30,250         722,600        45,000
Rufus Wallingford........       -0-           -0-      62,500         32,000         173,300        14,100

---------------

(1) Computed based upon the difference between aggregate fair market value and aggregate exercise price at September 30, 1998.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Bruce E. Ranck and Norman A. Myers are each parties to employment agreements with the Company. Their agreements provide for continuously renewing five-year terms until age 65, and continuing year to year thereafter until terminated by the Company or the employee. The agreements also provide for the payment of minimum annual base salaries and for participation by the employee in all Company benefit plans and programs. The current annual salary for Messrs. Ranck and Myers is $800,000 and $534,000, respectively.

     The employment agreements for Messrs. Ranck and Myers include provisions governing part-time status, termination and change in control. If the Company should terminate an agreement other than for cause (as defined in the agreements), or the Company breaches the agreement, or the employee is not elected and serving in his current capacity for the Company, or the employee's duties or responsibilities are materially changed or diminished (without his consent) from his current duties, the agreement may be terminated by either party on a date five years after notice of termination is given. During that ensuing period, the employee would continue his employment on a part-time basis and be available to consult with the Company. Generally, the employee's compensation while on part-time status would be 75 percent of the average of the employee's compensation (including salary and bonus) for the two highest of the three years prior to the employee going on part-time status. In the event that Messrs. Ranck and Myers were terminated without cause during 1999 or if the employee terminated the agreement because of a breach by the Company, his annual compensation on part-time status would be approximately $638,800 and $505,100, respectively, subject to an annual cost-of-living adjustment. As a part-time status employee, he would continue to participate in the Company's benefit plans and programs. The agreement with each employee also provides that he may elect part-time status upon attaining the age of 62, at reduced annual compensation, subject to an annual cost-of-living adjustment, but without any participation in the Company's incentive compensation plans.

     In the event of a change in control of the Company, the employee may elect (within twelve months after the date of the change of control) to receive a lump sum payment equal to three times the employee's average annualized compensation (including salary, bonus and compensation that has been deferred at the election of the employee; however, excluding any stock premium received as deferred compensation) over the five taxable years preceding the tax year in which the change in control occurs. If a change in control were to occur during 1999 and the election to take the change in control payment were made by Messrs. Ranck and Myers, they would receive approximately $2,614,600 and $2,325,100, respectively. The election by the employee to take the change in control payment would be in lieu of other benefits and rights under such employee's agreement, except, generally, amounts payable under pension, insurance and similar plans, reimbursement for legal and other advisory expenses and certain stock option and indemnification rights.

     J. Gregory Muldoon, Jeffrey E. Curtiss and Rufus Wallingford each has an employment agreement with the Company, which has a continuously renewing three-year term until age 65, unless sooner terminated by the parties. The agreements provide for the payment of a minimum annual base salary and for participation by the officers in all Company benefit plans and programs. The current annual salary for Messrs. Muldoon, Curtiss and Wallingford is $534,000, $395,000 and $395,000, respectively. The employment agreements include provisions governing inactive status, termination and change of control. If the Company should terminate the agreements other than for cause (as defined in the agreements), the termination would be effective on the third anniversary of the date of notice of termination (or, if sooner, when the officer reaches age 65), and the officer would go on inactive status on the date of such notice. The officer's compensation while on inactive status would be 75% of the base salary that the officer was earning prior to such notice and the officer would continue to participate in the Company's benefit programs. In the event of a change of control of the Company and if the officer has not been placed on inactive status by the Company or terminated for cause, then he may elect (within sixty (60) days after the date of the change of control) to receive a lump sum payment equal to three times his average annualized compensation (including salary, bonus and compensation that has been deferred at the election of the employee; however, excluding any stock premium received as deferred compensation) over the five taxable years preceding the tax year in which the change of control occurs. If a change of control were to occur during 1999 and Messrs. Muldoon, Curtiss and Wallingford elected to take the change of control payment, they would receive approximately $2,512,900, $1,337,900 and $1,454,600, respectively. Such lump sum payments would terminate all of the officers' rights under their agreements, except, generally, certain indemnification rights and legal expenses.

RETIREMENT AND RESTORATION PLANS

     The Company's defined-benefit retirement plan (the "Plan") covers all employees of the Company located in the United States, except certain employees subject to collective bargaining agreements and certain other employees covered by other plans not made a part of the Plan. Certain employees are also covered by either the BFI Benefit Restoration Plan or the BFI Cash Balance Restoration Plan.

     Generally, the Plan provides that, on December 31 of each year, account balances established for each eligible employee are credited in an amount equal to a percentage of the salary and bonus received by such employee during the period beginning January 1 and ending December 31 of that year. Prior to June 1, 1998, the salary credit of participants under the Plan was equal to 4.5%; however, during fiscal 1998, the Plan was amended to reduce the salary credit to 2% effective June 1, 1998. Currently, the balance in each employee's account earns interest at a rate of 6% per year. The normal retirement age under the Plan is 65 with an early retirement option at age 55 with ten years of vesting service. Benefits under the Plan vest after five years of vesting service.

     The estimated annual benefits payable at age 65 (as a single life annuity) for each named executive officer are as follows: Mr. Ranck, $311,000; Mr. Muldoon, $191,000; Mr. Myers, $327,000; Mr. Curtiss, $36,000; and Mr.
Wallingford, $24,000. The projected age 65 annual benefits are lower than those calculated for the prior year proxy disclosure due to the reduction in pension accruals effective June 1, 1998.

     Currently, the Internal Revenue Code limits the pension from the Plan to $130,000 and limits the annual pay used to calculate pensions to $160,000; these amounts are indexed annually to the changes in Social Security benefits. If the annual pension to any person would be limited by Sections 415 or 401(A)(17) of the Internal Revenue Code, such amounts otherwise payable to the Plan participant pursuant to the Plan may be paid directly to such participant by the Company, depending on whether he is also a participant of either of the BFI Benefit Restoration Plan or the BFI Cash Balance Benefit Restoration Plan. The purpose of the BFI Benefit Restoration Plan is to pay all participants in the plan the full retirement benefit otherwise payable to them but for the benefit limitations imposed by Section 415 and the pay limitation imposed by Section 401(A)(17) of the Internal Revenue Code. The purpose of the BFI Cash Balance Restoration Plan is to pay all participants in the plan the retirement benefit otherwise payable but for the benefit limitation imposed by Section 401(A)(17) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

     The Company stock option agreements allow the Company to purchase shares of Company Common Stock that are received by officers and directors in connection with the exercise of stock options. All such purchases are based on the closing sales price of the Company's Common Stock on the last trading day preceding the date of exercise. On December 3, 1998, the Company purchased 30,000 shares at $30.1875 per share from Mr. Myers in connection with an exercise of a stock option that was expiring on December 6, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year and Forms 5 furnished to the Company with respect to its most recent fiscal year, the Company believes that all transactions by reporting persons were reported on a timely basis.

                                    AUDITORS

     Arthur Andersen LLP, independent public auditors for the Company for fiscal 1998 and the current fiscal year, has advised the Company that it will have in attendance at the Meeting representatives who will have an opportunity to make a statement, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     Management of the Company does not intend to present any other items of business and knows of no other items of business that are likely to be brought before the Meeting, except those set forth in the foregoing Notice of Annual Meeting of Shareholders. However, if any other matters should properly come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any shareholder who wishes to submit a proposal considered for inclusion in the Company's proxy materials relating to the 2000 Annual Meeting of Shareholders must deliver such proposal to the Secretary of the Company. The proposal must be received at the Company's executive offices (757 N. Eldridge, Houston, Texas 77079) no later than September 29, 1999. Any shareholder who intends to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must deliver the proposal to the Company no later than October 29, 1999. The Company reserves the right to disregard or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                              COST OF SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Company. The cost of solicitation of proxies in the accompanying form will be paid by the Company. The Company will also, pursuant to regulations of the Securities and Exchange Commission, make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and will reimburse them for their reasonable expenses in so doing. In addition to solicitation by use of the mails, certain directors, officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews. In addition, the Company has retained Morrow & Co., Inc., New York, New York, to assist in the solicitation of proxies and will pay approximately $10,000 in fees for the solicitation of proxies to such firm, plus reimbursement of expenses.

                                            By Order of the
                                            Board of Directors,

                                            /s/ EDWARD C. NORWOOD
                                            Edward C. Norwood
                                            Vice President and Secretary

Houston, Texas
January 26, 1999

                                         [BROWNING-FERRIS INDUSTRIES, INC. LOGO]

                                            BROWNING-FERRIS INDUSTRIES, INC.

                                         =======================================
                                               NOTICE OF 1999 ANNUAL MEETING

                                                           AND

                                                     PROXY STATEMENT
                                         =======================================

                                                        IMPORTANT

                                             PLEASE SIGN AND DATE YOUR PROXY
                                         AND PROMPTLY RETURN IT IN THE ENCLOSED
[Recycled paper   LOGO]                                 ENVELOPE.

                                     PROXY

                        BROWNING-FERRIS INDUSTRIES, INC.
              PROXY--ANNUAL MEETING OF SHAREHOLDERS--MARCH 3, 1999

The undersigned shareholder of record on January 5, 1999, of Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), hereby appoints WILLIAM D. RUCKELSHAUS and EDWARD C. NORWOOD, either one or both of them, proxies of the undersigned, with full power of substitution, to vote, as designated below, at the annual meeting of shareholders of the Company to be held on March 3, 1999, at 2:00 p.m., Houston time, in the Company's auditorium located on the 14th floor of the corporate office at 757 N. Eldridge, Houston, Texas 77079, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

To elect the following three nominees to serve as directors for three-year terms and until their successors are duly elected and qualified:

                              1. Gerald Grinstein
                              2. Bruce E. Ranck
                              3. William D. Ruckelshaus

                                                                     -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------
                           o  FOLD AND DETACH HERE  o

    PLEASE MARK YOUR
[X] VOTES AS
    IN THIS EXAMPLE.

    This Proxy is solicited on behalf of the Board of Directors and will be voted. If no direction is made, this Proxy will be voted "FOR" all of the Board of Directors' nominees.

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          BFI's Board of Directors recommends a vote FOR all nominees.
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                               FOR      WITHHELD
1. Election of
   Directors.                  [ ]        [ ]
   (see reverse)



For, except vote withheld from the following nominees:

------------------------------------------------------

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment thereof.


All or more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

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                                            Please sign your name here exactly
                                            as it appears hereon. Joint owners
                                            must each sign. When signing as
                                            attorney, executor, administrator,
                                            trustee or guardian, please give
                                            your full title as it appears
                                            hereon.  If a corporation, please
                                            sign in full corporate name by
                                            President or other authorized
                                            officer.  If a partnership, please
                                            sign in partnership name by
                                            authorized person.


                                           -------------------------------------


                                           -------------------------------------
                                           Signature(s)            Date


                            o FOLD AND DETACH HERE o




             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK o EASY o IMMEDIATE o AVAILABLE 24 HOURS A DAY o 7 DAYS A WEEK

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by phone or Internet, please follow these easy steps.

TO VOTE BY PHONE
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Call toll free 1-800-OK2-VOTE (1-800-852-8683) on a touch tone telephone.
Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-324-0377.

Use the Control Number located in the box above, just below the perforation. Enter the Control Number and pound signs (#) exactly as they appear.

Follow the recorded instructions.
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TO VOTE BY INTERNET
--------------------------------------------------------------------------------
Log onto http://www.vote-by-net.com

Follow the instructions on the screen.
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